Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sam P. Douglass Hank Nicodemus (713) 529-0900

EQUUS II INCORPORATED ANNOUNCES

PROPOSED CHANGE IN INVESTMENT ADVISER

HOUSTON, TX – April 8, 2005—Equus II Incorporated (NYSE: EQS) (the “Fund”) announced that its board of directors has approved Moore, Clayton Capital Advisors, Inc. (“Moore, Clayton”) as the Fund’s investment adviser. The closing of the transaction is subject to shareholder approval and customary closing conditions for transactions of this type. The transaction will be submitted to shareholders at the Fund’s annual meeting, which is expected to be held in June 2005. Moore, Clayton would replace the Fund’s current investment adviser, Equus Capital Management Corporation (“Equus Capital”).

Moore, Clayton is a newly formed wholly owned subsidiary of Moore, Clayton & Co., Inc. (“MCC”), an international private equity investment and advisory firm. MCC has offices in Los Angeles, San Francisco, New York, London, Cape Town and Johannesburg. In connection with the transaction, a significant number of Equus Capital employees are expected to become employees of Moore, Clayton. Moore, Clayton also plans to open an office in Houston.

As part of its agreement with the Fund, Moore, Clayton has committed to acquire at least 20% of the shares of the Fund (which may include shares purchased upon exercise of management stock options) within 90 days following the effective date of the new management agreement. Additional information about Moore, Clayton can be obtained from its website at www.mccglobal.com.

“Finding the right firm for our shareholders and employees was a critical part of this process,” stated Sam P. Douglass, Chairman and CEO of Equus Capital. “We are very pleased to have come to an agreement with Moore, Clayton, which has an outstanding track record of providing superior client service and high quality investment management.”

Robert L. Knauss, Chairman of the Special Board Committee advising the Board on this transaction, added, “Moore, Clayton will provide more resources for identifying and monitoring top quality portfolio companies. We believe that our investors will gain significant benefits from being a part of Moore, Clayton, a highly regarded company that specializes in private equity investments.”

Anthony Moore, Co-Chairman and CEO of MCC remarked, “The alliance of Equus and MCC is an excellent strategic move. We believe that the experience of MCC in wealth creation and wealth management, combined with Equus, will create a unique opportunity to enhance shareholder value and position Equus as an attractive investment vehicle for international investors.”

The Fund—Equus II Incorporated—is a business development company, which seeks to generate current distributions of net investment income and long-term capital gains by making equity-oriented investments in small to medium-sized privately owned companies. The current portfolio consists of investments in 14 businesses in various industries and two venture capital funds. More information on the Fund and other Equus entities may be obtained from Equus’ website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statement are material.

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